UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2016

CONMED CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-16093	16-0977505
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

525 French Road

Utica, New York 13502

(Address of principal executive offices, including zip code)

(315) 797-8375

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2 below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of CONMED Corporation was held on May 25, 2016 (the “Annual Meeting”). Holders of Common Stock were entitled to elect ten directors. On all matters which came before the Annual Meeting, holders of Common Stock were entitled to one vote for each share held. Proxies for 26,664,125 of the 27,751,244 shares of Common Stock entitled to vote were received in connection with the Annual Meeting.

The following table sets forth the names of the ten persons elected at the Annual Meeting to serve as directors until the first annual meeting of shareholders following the end of the Company’s fiscal year ending December 31, 2016 and the number of votes cast for, against or withheld with respect to each person.

Election of Directors

Director	Votes Received	Votes Withheld	Broker Non-Votes

David Bronson	25,147,055	546,603	970,467
Brian P. Concannon	25,144,347	549,311	970,467
Charles M. Farkas	24,991,942	701,716	970,467
Martha Goldberg Aronson	25,145,331	548,327	970,467
Jo Ann Golden	24,984,345	709,313	970,467
Curt R. Hartman	25,146,698	546,960	970,467
Dirk M. Kuyper	24,981,475	712,183	970,467
Jerome J. Lande	24,983,428	710,230	970,467
Mark E. Tryniski	25,135,626	558,032	970,467
John L. Workman	25,158,602	535,056	970,467

Management Proposals

	For	Against	Abstain	Broker Non-Votes
Ratification of the appointment of PricewaterhouseCoopersLLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016	26,193,107	462,394	8,624	—

Approve advisory vote on Named Executive Officer compensation	24,602,830	782,172	308,656	970,467

Approve the Amended and Restated 2016 Non-Employee Director Equity Compensation Plan	17,076,509	8,275,240	341,909	970,467

Item 8.01 Other Events

On May 25, 2016, CONMED Corporation announced it will be paying a quarterly cash dividend of $0.20 per share on July 6, 2016 to all shareholders of record as of June 15, 2016.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONMED CORPORATION
(Registrant)

By:	/s/ Luke A. Pomilio
Name:	Luke A. Pomilio
Title:	Executive Vice President – Finance and Chief Financial Officer

Date: May 25, 2016